SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
    September 16, 1996 (July 18, 1996)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                        0-26102                    04-3196245
 (State or other                   (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


                              116 Huntington Avenue
                           Boston, Massachusetts 02116
          (Address of principal executive offices, including zip code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 5. Other Events


On  September  4,  1996,   American  Radio  Systems  Corporation  ,  a  Delaware
corporation  (the  Company),  reached an  agreement  with  Capital  Broadcasting
Company, a North Carolina corporation, pursuant to which the Company will acquire substantially all of the assets of WMMX, Inc. (WMMX-FM) and CBC of Baltimore, Inc. (WOCT-FM), both North Carolina corporations, for approximately $60.0 million in cash and approximately $30.0 million in cash, respectively. Both stations are located in Baltimore, Maryland. Consummation of the transaction is subject to, among other things, the signing of a definitive asset purchase agreement and the approval of the FCC. The Company expects to finance the acquisition with the proceeds of borrowings under its credit agreement. For more information , see the Company's press release, dated September 4, 1996, which is attached herewith as Exhibit 99 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

The financial statements required by Item 7 of this Report are herein provided with respect to the consummation of the following transactions:

Consummation on July 3, 1996 of the transactions contemplated by the Agreement and Plan of Merger, dated March 21, 1996, as amended, by and between the Company and Henry Broadcasting Company, a California corporation, as described in the Company's Form 8-K dated as of July 16, 1996, which is hereby incorporated by reference herein.(Herein referred to as the Henry acquisition).

Consummation on August 1, 1996 of the transactions contemplated by the Asset Purchase Agreement, dated April 25, 1996, between the Company, BayCom San Jose, L.P., a Georgia limited partnership, and BayCom Oregon, L.P., a Georgia limited Partnership, described under Item 5 in the Company's Form 10-Q for the quarterly period ended June 30, 1996, dated as of August 12, 1996, which is hereby
incorporated   by  reference   herein.   (Herein   referred  to  as  the  BayCom
acquisition).

The financial statements required by the May 29, 1996 consummation of the transactions contemplated by certain Asset Purchase Agreements, dated as of August 11, 1995, between the Company and The Ten Eighty Corporation, a
Connecticut corporation, (herein referred to as the Hartford acquisition or Prior acquisition) were filed with the Company's Form 8-K/A dated as of August 12, 1996.

      (a) Financial Statements

      The following financial statements are filed with this Report:

      Henry Broadcasting Company - Special Financial Presentation

           Independent Auditor's Report...........................    Page   F-1

           Balance Sheets
           December 31, 1994, 1995 and June 30, 1996 (unaudited)..    Page   F-2

           Statements of Operations
           Years ended December 31, 1993, 1994, 1995 and six months
           ended June 30, 1995 and 1996 (unaudited)................   Page   F-3

           Statements of Changes in Stockholders' Deficiency years
           ended December 31, 1993, 1994, 1995 and June 30, 1996
           (unaudited)............................................    Page   F-4

           Statements of Cash Flows Years ended December 31,
           1993, 1994, 1995 and six months ended
           June 30, 1996 and 1995 (unaudited).....................    Page   F-5

           Notes to the financial statements......................    Page   F-6


       BayCom Partners, L.P. And Consolidated Entities

           Independent Auditors' Report..........................    Page   F-19

           Consolidated Balance Sheets
           December 31, 1994, 1995 and June 30, 1996 (unaudited).    Page   F-20

           Consolidated Statements of Operations
           Years ended December 31, 1993, 1994, 1995 and six months
           ended June 30,1995 and 1996 (unaudited)...............    Page   F-22

           Consolidated Statement of Partners' Capital December 31, 1993,
           1994, 1995 and June 30, 1996
           (unaudited)...........................................    Page   F-23

         . Consolidated Statements of Cash Flows
           Years ended December 31, 1993, 1994, 1995 and six months
           ended June 30, 1996 and 1995 (unaudited)..............    Page   F-24

           Notes to the consolidated financial statements........    Page   F-25


      (b)  Pro Forma Financial Information

      The following unaudited pro forma condensed consolidated financial statements are filed with this report:

           Pro Forma Condensed Consolidated Balance Sheet:
           As of June 30, 1996...................................    Page    P-1

           Pro Forma Condensed Consolidated Statements of Operations:
           Year ended December 31, 1995..........................    Page    P-2
           Six Months Ended June 30, 1996........................    Page    P-3

The Pro forma condensed consolidated balance sheet as of June 30, 1996 reflects the financial position of the Company after giving effect to the Henry acquisition and the BayCom acquisition as if they took place on June 30, 1996. The Pro Forma condensed consolidated balance sheet does not include any adjustments for the Hartford acquisition as the transactions are already reflected in the balance sheet filed with the Company's Form 10-Q for the quarterly period ended June 30, 1996. The Pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and six months ended June 30, 1996 assume that the Henry, BayCom and Hartford acquisitions occurred on January 1, 1995 and January 1, 1996, respectively, and are based on the operations of the Company for the year ended December 31, 1995 and six months ended June 30, 1996, respectively. The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based on certain assumptions and are presented herein for illustrative purposes only and are not necessarily indicative of the future results of operations of the Company, or results of operations of the Company that would have occurred had the transactions occurred on the dates specified or for the periods presented, nor are they indicative of the Company's future results of operations.

The unaudited pro forma financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto.

         (c)   Exhibits

         Exhibit 2.1 - Agreement and Plan of Merger, dated as of March 21, 1996, by and between the Company and Henry Broadcasting Company, a California corporation (HBC).*

         Exhibit 2.2 - Amendment to Agreement and Plan of Merger, dated as of July 3, 1996, by and between the Company and HBC.**

         Exhibit 2.3 - Asset Purchase Agreement, dated as of April 25, 1996, between the Company and BayCom San Jose, L.P., a Georgia limited partnership, and BayCom Oregon, L.P., a Georgia limited Partnership.***

         Exhibit 23A - Consent of Deloitte & Touche LLP

         Exhibit 23B - Consent of Miller, Kaplan, Arase & Co.

         Exhibit 99 - Company press release dated September 4, 1996


         * Filed as Exhibit 10.44 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         ** Filed as Exhibit 2.3 to the Company's Report on Form 8-K dated as of July 16, 1996.

         *** Filed as Exhibit 10.55 to the Company's Report on Form 10-Q for the quarterly period ended March 31, 1996.

                          Independent Auditor's Report

Board of Directors
Henry Broadcasting Company
2277 Jerrold Avenue
San Francisco, California  94124

Members of the Board:

We have audited the accompanying balance sheets - special financial presentation
- - of Henry Broadcasting Company as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholders' deficiency and cash flows - special financial presentations, for each of the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such special financial presentation financial statements present fairly, in all material respects, the financial position of Henry Broadcasting Company as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

As  discussed  in  Note  1A,  the  accompanying   financial  statements  include
principally those accounts of Henry Broadcasting Company which were merged with American Radio Systems Corporation on July 3, 1996.


MILLER, KAPLAN, ARASE & CO.
North Hollywood, California

April 16, 1996 (Except for Note 18
as to which the date is July 3, 1996).


                           HENRY BROADCASTING COMPANY
                                BALANCE SHEETS -
                         SPECIAL FINANCIAL PRESENTATION

                                                                                     December 31,
                                                               June 30,          1995            1994
                                                                 1996        ------------   -----------
                                                             ------------
                                                              (Unaudited)
     ASSETS
CURRENT ASSETS

     Other Receivables                                       $     58,618    $     11,652   $       --
     Prepaid Sports Broadcast Rights                                 --           167,339           --
     Prepaid Expenses                                              90,751          90,935         69,995
                                                             ------------    ------------   ------------
        TOTAL CURRENT ASSETS                                 $    149,369    $    269,926   $     69,995
                                                             ------------    ------------   ------------

     PROPERTY AND EQUIPMENT, NET OF
     ACCUMULATED DEPRECIATION (Note 3)                       $  3,363,466    $  3,529,802   $  1,712,293
                                                             ------------    ------------   ------------
OTHER ASSETS
     Intangibles, Net of Accumulated Amortization (Note 4)   $ 10,928,935    $ 11,177,414   $  7,652,031
     Loan Fees                                                       --           124,330        157,463
     Other                                                   $    117,547    $     90,023   $     92,822
                                                             ------------    ------------   ------------
          TOTAL OTHER ASSETS                                 $ 11,046,482    $ 11,391,767   $  7,902,316
                                                             ------------    ------------   ------------
          TOTAL                                              $ 14,559,317    $ 15,191,495   $  9,684,604
                                                             ============    ============   ============


    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
     Accounts Payable and Accrued Expenses                   $     59,202    $    203,578   $     44,198
     Accrued Interest                                                --           556,875        656,080
     Current Portion of Long-Term Debt to be Assumed           30,182,450      32,562,796      7,570,000
     (Note 5)
     Sports Broadcast Rights Payable                                 --            62,920        181,582
     Due to Majority Stockholder to be Assumed (Note 5)         5,000,000            --             --
                                                             ------------    ------------   ------------
     TOTAL CURRENT LIABILITIES                               $ 35,241,652    $ 33,386,171   $  8,451,860
                                                             ------------    ------------   ------------

LONG-TERM DEBT TO BE ASSUMED, NET
   OF CURRENT PORTION (Note 5)                               $    727,550    $    757,202   $ 28,260,000
                                                             ------------    ------------   ------------
DUE TO MAJORITY STOCKHOLDER TO BE ASSUMED
  NET OF CURRENT PORTION (Note 6)                            $       --      $  5,000,000   $  5,000,000
                                                             ------------    ------------   ------------
COMMITMENTS AND CONTINGENCIES (Notes 10, 11 and 12)

         TOTAL LIABILITIES ASSUMED                           $ 35,969,202    $ 39,143,373   $ 41,711,860
                                                             ------------    ------------   ------------

NET LIABILITIES (ASSETS) NOT SOLD OR ASSUMED (Note 16)          6,752,714       2,631,990     (4,337,011)

STOCKHOLDERS' DEFICIENCY                                      (28,162,599)    (26,583,868)   (27,690,245)
                                                             ------------    ------------   ------------
         TOTAL                                               $ 14,559,317    $ 15,191,495   $  9,684,604
                                                             ============    ============   ============

                       (See Accompanying Auditor's Report)
             (Attached notes are an integral part of this statement)


                           HENRY BROADCASTING COMPANY
                            STATEMENTS OF OPERATIONS
                         SPECIAL FINANCIAL PRESENTATION


                                                   Six Months Ended June 30              Years Ended December 31
                                                ----------------------------             -----------------------
                                                     1996            1995
                                                 (Unaudited)     (Unaudited)       1995            1994             1993
                                                -------------   ------------       ----            ----             ----

NET REVENUES                                    $ 12,408,447    $  9,653,483    $ 20,603,788    $ 20,514,615    $ 17,742,260
                                                ------------    ------------    ------------    ------------    ------------

OPERATING EXPENSES
   Operating Expenses Excluding
      Depreciation and Amortization, Corporate,
      and General and Administrative Expenses   $  5,448,125    $  4,436,096    $  9,775,864    $  8,836,119    $  8,131,176
   Depreciation and Amortization                     629,389         331,053         871,459         895,790       1,589,793
   General & Administrative Expenses               1,932,357       1,476,966       3,271,077       3,301,316       2,948,878
   Corporate Expenses                              2,458,989         413,970       1,130,268         618,575         622,533
                                                ------------    ------------    ------------    ------------    ------------

      TOTAL OPERATING EXPENSES                  $ 10,468,860    $  6,658,085    $ 15,048,668    $ 13,651,800    $ 13,292,380
                                                ------------    ------------    ------------    ------------    ------------
      INCOME FROM OPERATIONS                    $  1,939,587    $  2,995,398    $  5,555,120    $  6,862,815    $  4,449,880
                                                ------------    ------------    ------------    ------------    ------------

      OTHER INCOME (EXPENSES)
   Interest Expense                               (3,044,238)     (1,720,663)     (3,441,900)     (3,454,827)     (3,370,428)
   Other Income (Expense)                               --              --          (335,363)         (8,334)          2,439
                                                ------------    ------------    ------------    ------------    ------------

      TOTAL OTHER (EXPENSE)                       (3,044,238)     (1,720,663)     (3,777,263)     (3,463,161)     (3,367,859)
                                                ------------    ------------    ------------    ------------    ------------

      NET INCOME (LOSS)                           (1,104,651)      1,274,735       1,777,857       3,399,654       1,081,891
                                                ============    ============    ============    ============    ============



                       (See Accompanying Auditor's Report)
             (Attached notes are an integral part of this statement)


                           HENRY BROADCASTING COMPANY
               STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY -
                         SPECIAL FINANCIAL PRESENTATION


                                       Common Stock                                          Total
                                       ------------          Paid in       Accumulated    Stockholders'
                                 Shares         Amount       Capital         Deficit       Deficiency
                                -------        -------      ----------     -----------    -------------

Balance, January 1, 1993            1,000   $      1,000   $     25,000   $(32,197,790)   $(32,171,790)
  Net Income                         --             --             --        1,081,891       1,081,891
                             ------------   ------------   ------------   ------------    ------------
Balance, December 31, 1993          1,000   $      1,000   $     25,000   $(31,115,899)   $(31,089,899)
  Net Income                         --             --             --        3,399,654       3,399,654
                             ------------   ------------   ------------   ------------    ------------
Balance, December 31, 1994          1,000   $      1,000   $     25,000   $(27,716,245)   $(27,690,245)
  Distribution to Majority
   Stockholder (Note 13)             --             --             --         (671,480)       (671,480)
  Net Income                         --             --             --        1,777,857       1,777,857
                             ------------   ------------   ------------   ------------    ------------
Balance, December 31, 1995          1,000   $      1,000   $     25,000   $(26,609,868)   $(26,583,868)
  Stock Bonus Distribution
   (Note 14)                           15             15        937,485           --           937,500

Distribution to Majority
  Stockholder (Note 13)              --             --             --       (1,411,580)     (1,411,580)
  Net (Loss)                         --             --             --       (1,104,651)     (1,104,651)
                             ------------   ------------   ------------   ------------    ------------
Balance, June 30, 1996
(Unaudited)                         1,015   $      1,015   $    962,485   $(29,126,099)   $(28,162,599)
                             ============   ============   ============   ============    ============




                       (See Accompanying Auditor's Report)
             (Attached notes are an integral part of this statement)


                           HENRY BROADCASTING COMPANY
                           STATEMENTS OF CASH FLOWS -
                         SPECIAL FINANCIAL PRESENTATION

                                                               Six Months Ended
                                                                   June 30,                       Years Ended December 31,
                                                               1996           1995
                                                            (Unaudited)    (Unaudited)       1995           1994           1993

CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (Loss)                                     $(1,104,651)   $ 1,274,735    $ 1,777,857    $ 3,399,654    $ 1,081,891
     Adjustments to Reconcile Net Income (Loss) to
       Net Cash Provided (Used) by Operating Activities:
         Depreciation                                          380,910        147,452        504,255        374,576        477,759
         Amortization                                          248,479        183,601        367,204        521,214      1,112,034
         Amortization of Loan Fees                             124,330         19,947         33,133         23,779         56,007
         Stock Bonus Distribution (Note 14)                    937,500           --             --             --             --
         (Increase) Decrease In:
              Accounts Receivable                              212,928        566,153       (577,323)      (327,544)      (929,039)
              Other Receivables                                (70,403)      (534,544)       (10,155)       (12,903)          --
              Prepaid Sports Broadcast Rights                  167,339           --         (167,339)       308,000       (308,000)
              Other Prepaid Expenses                           (25,971)       (74,110)       (20,940)        (9,648)        19,612
              Other Assets                                     (27,524)         4,310          2,799         22,172        (37,164)
         Increase (Decrease) In:
              Accounts Payable and Accrued Expenses:          (296,988)       (18,663)       190,958         (8,483)       (53,783)
              Accrued Interest                                (556,875)       (99,205)       (99,205)      (128,595)      (700,325)
              Accrued Wages and Commissions                    (94,853)       (42,671)        13,003         48,929        151,434
              Deferred Revenue                                    --             --             --             --          (39,143)
              Sports Broadcast Rights Payable                  (62,920)      (181,582)      (118,662)       181,582        (60,000)
                                                           -----------    -----------    -----------    -----------    -----------
                  NET CASH PROVIDED (USED)
                   BY OPERATING ACTIVITIES                 $  (168,699)   $ 1,245,423    $ 1,895,585    $ 4,392,733    $   771,283


 CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of Property and Equipment                 $  (214,574)   $  (251,945)   $  (461,132)   $  (258,498)   $  (184,298)
     Acquisition of KCTC-AM                                       --             --       (3,062,727)          --             --
     Acquisition of KKDJ-FM                                       --             --             --       (1,740,611)          --
                  NET CASH (USED IN)                       -----------    -----------    -----------    -----------    -----------
                     INVESTING ACTIVITIES                  $  (214,574)   $  (251,945)   $(3,523,859)   $(1,999,109)   $  (184,298)

CASH FLOWS FROM FINANCING ACTIVITIES
     Principal Payments on Long-Term Debt                  $(2,410,000)   $(3,310,000)   $(3,310,000)   $(4,272,485)   $    (3,673)
     Distribution to Majority Stockholder                   (1,411,560)          --         (671,480)          --             --
                  NET CASH (USED IN)                       -----------    -----------    -----------    -----------    -----------
                  FINANCING ACTIVITIES                     $(3,821,580)   $(3,310,000)   $(3,981,480)   $(4,272,485)   $    (3,673)

NET INCREASE (DECREASE) IN CASH BEFORE ADJUSTMENT          $(4,204,853)   $(2,316,522)   $(5,609,754)   $(1,878,861)   $   583,312

ADJUSTMENT FOR NET LIABILITIES (ASSETS)
  NOT SOLD OR ASSUMED (Note 16)                            $ 4,204,853    $ 2,316,522    $ 5,609,754    $ 1,878,861    $  (583,312)

 NET INCREASE (DECREASE) IN CASH (Note 1A)                 $      --      $      --      $      --      $      --      $      --
                                                           ===========    ===========    ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash Paid during the Year for Interest                $ 3,601,112    $ 1,819,868    $ 4,061,220    $ 4,634,873    $ 4,199,348
                                                           ===========    ===========    ===========    ===========    ===========
     Cash Paid During the Year for Taxes (Note 13)         $       800    $      --      $    29,734    $      --      $      --
                                                           ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
Included in the purchase of KRQC-FM was an assumption of an $800,000 promissory note payable. (Note 5d.)

See Note 17 for supplemental disclosure of a non-cash radio station exchange.


                       (See Accompanying Auditor's Report)
             (Attached notes are an integral part of this statement)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.  Basis of Presentation

         The financial statements include the accounts of Henry Broadcasting Company, a California corporation (the "Company") excluding the assets, liabilities and results of operations spun off into a newly-formed corporation as discussed in Note 18. The financial statements principally include the accounts to be merged with American Radio Systems Corporation ("ARS") (the "Merger") and primarily consist of the Company's Muzak division (Business Music Service) and its radio divisions KBBT-AM and KUFO-FM licensed to Portland, Oregon; KFAB-AM and KGOR-FM licensed to Omaha, Nebraska; KMJ-AM, KSKS-FM and KKDJ-FM licensed to Fresco, California; and KCTC- FM and KYMX-FM licensed to Sacramento, California (for 1995 presentation only - Note 17).
         Accordingly, cash and other account balances not merged with ARS have not been included in the accompanying special financial presentation.
         Note 16 to the financial statements discusses and itemizes the summarized amount of "net liabilities (assets) not sold or assumed" as presented in the balance sheets.

         B.  Unaudited Interim Information

         In the opinion of management, the financial statements for the unaudited periods include all adjustments necessary for a fair presentation in accordance with generally accepted accounting principles and the basis of presentation discussed above, consisting solely of normal recurring accruals and adjustments. The results of operations and cash flows for the six months ended June 30, 1996 and 1995 are not necessarily indicative of results which would be expected for a full year.

         C.  Basis of Accounting

         Revenues are recognized when advertisements are broadcast and transmitting services are provided. Expenses are recognized when incurred. The accompanying financial statements are presented on the accrual basis.


                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)



         D.  Depreciation

         Property and equipment are stated at cost and are depreciated over the estimated useful lives of the assets. The assets are depreciated principally using the straight-line method for financial reporting purposes. On an ongoing basis, management evaluates the recoverability of the net carrying value of property and equipment and intangible assets by reference to the Company's anticipated future cash flows generated by those assets and comparison of carrying value to management's estimates of fair value, generally determined by using certain accepted industry measures of value (principally, nondiscounted cash flow multiplied methods).

         The following estimated useful lives are used for financial reporting purposes:

         Building and Building Improvements                10 to 20 years
         Towers and Transmitter Equipment                   5 to 10 years
         Studio Equipment                                   5 to  7 years
         Equipment and Fixtures                             3 to 10 years
         Music Library                                            5 years
         Transportation Equipment                           3 to  7 years
         Leasehold Improvements                             5 to 10 years

         E.  Amortization

         Intangible assets and loan fees are recorded at cost and are amortized for financial reporting purposes using the straight-line method over the estimated useful lives of the assets as follows:

         Investment in FCC Licenses, Goodwill
           and Going Concern Value                                40 years
         Premium of Radio Station Formats Purchased                5 years
         Bargain Element of Leases Assumed                  14 to 22 years
         Network Affiliation Agreement                            40 years
         Loan Fees                                           5 to 12 years

         F.  Trade Activity

         The Company exchanges commercial air time for goods and services, as is customary in the broadcasting industry. The sales from such trade activity are recognized when the air time is run. The related trade expense is recognized when the goods or services are used. Trade revenue and expense is recorded at estimated fair market value.

         The Company's policy is to utilize bartered goods and services on a basis which is essentially concurrent with the running of related air time. Accordingly, no significant assets or liabilities generally result from barter activity. It is also the Company's policy to value goods and services received from barter transactions at the fair value of commercial air time run. Gross trade revenue and expense recognized by the Company were as follows for the periods set forth below:


                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)


        Periods Ended June 30,               Periods Ended December 31,
        ----------------------           ------------------------------------
         1995             1996              1993           1994         1995
         ----             ----              ----           ----         ----

       $428,000         $449,000          $778,000       $791,000     $779,000
       ========         ========          ========       ========     ========


         G.  Cash Flows

         For reporting in the statement of cash flows, the Company considers all short-term investments with a maturity of 3 months or less to be cash equivalents.

         H.  Income Taxes

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to different depreciation methods, net operating loss carryover and state franchise tax. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         I.  Accounting Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Corporate and interest expenses are allocated among the individual entities of Henry Broadcasting Company and its Subsidiary on a pro rata basis based on revenue. The amounts allocated to the net assets to be merged with ARS have been reflected in these financial statements.

         J.  Impact of Recently Adopted Accounting Standard

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" (FAS 121). FAS 121 addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. FAS 121 was adopted effective January 1, 1996. The impact of FAS 121 did not have a material impact on the Company's results of operations, liquidity or financial position.


                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)



NOTE 2 - DESCRIPTION OF BUSINESS

         The Company as presented in the accompanying financial statements (Note
         1A) owns and operates commercial radio stations licensed to the cities of Portland, Oregon; Sacramento, California; Omaha, Nebraska; and Fresno, California. In addition, the Company has the exclusive Muzak franchise for specific territories located in Nebraska and Iowa. Muzak is the system and business of furnishing planned programs of music to business and commercial places.


NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                      June 30, 1996    December 31, 1995      December 31, 1994
                                      -------------    -----------------      -----------------

Land                                 $    436,144       $    436,144           $     91,992

Building and Building Improvements        711,494            685,545                314,210

Towers and Transmitter Equipment        4,212,769          4,144,394              3,327,713

Studio Equipment                        3,761,504          3,738,202              3,276,657

Equipment and Fixtures                  1,430,844          1,395,933              1,227,671

Music Library                              98,777             98,777                 91,651

Transportation Equipment                  348,755            348,755                309,930

Leasehold Improvements                    201,929            157,770                 88,882
                                     ------------       ------------           ------------

                                     $ 11,202,216       $ 11,005,520           $  8,728,706

Less Accumulated Depreciation          (7,838,750)        (7,475,718)            (7,016,413)
                                     ------------       ------------           ------------

                                     $  3,363,466        $  3,529,802          $  1,712,293
                                     ============        ============          ============


                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)

NOTE 4 - INTANGIBLE ASSETS

         Intangible assets consist of the following:

                                    June 30, 1996      December 31, 1995      December 31, 1994
                                    -------------      -----------------      -----------------

FCC Licenses                        $ 10,171,463         $ 10,171,463         $  6,424,796
Goodwill                                 296,676              296,676              150,756
Going Concern Value                       75,000               75,000               75,000
Premium of Radio Stations Formats
Purchased                              2,220,870            2,220,870            2,220,870
Bargain Element of Leases Assumed      3,035,395            3,035,395            3,035,395
Network Affiliation Agreement            462,000              462,000              462,000
                                    ------------         ------------         ------------
                                    $ 16,261,404         $ 16,261,404         $ 12,368,817
Less Accumulated Amortization         (5,332,469)          (5,083,990)          (4,716,786)
                                    ------------         ------------         ------------
                                    $ 10,928,935         $ 11,177,414         $  7,652,031
                                    ============         ============         ============

         The increase in FCC license costs from December 31, 1994 to December 31, 1995 was due to the purchase of KCTC-AM and the exchange of KVOD-FM for KYMX-FM discussed in Note 17.

NOTE 5 - LONG-TERM DEBT TO BE ASSUMED

         Long-term debt to be assumed consists of the following:

                                              June 30, 1996                 December 31, 1995             December 31, 1994
                                              -------------                 -----------------             -----------------
                                          Current         Long-Term       Current       Long Term       Current       Long-Term
                                          -------         ---------       -------       ---------       -------       ---------

Senior Secured Notes Payable -
 Insurance Companies                  (a) $22,350,000       $      -     $24,750,000     $       -      $2,350,000    $24,500,000
Loan Payable - Trust Company of
 the West                             (b)   4,200,000              -       4,200,000             -       4,200,000              -
Loan Payable - Trust Company of
 the West                             (c)   3,570,000              -       3,570,000             -       1,020,000      3,760,000
Loan Payable - Model Associates,
Inc.                                  (d)      62,450        727,550          42,798       757,202              -               -
                                          -----------       --------     -----------      --------      ----------    -----------
                                          $30,182,450       $727,550     $32,562,798      $757,202      $7,570,000    $28,260,000
                                          ===========       ========     ===========      ========      ==========    ===========

         At completion of the Merger, ARS assumed all obligations under these agreements and retired the notes and loans.

         (a)      In 1990 the Company  issued a series of Senior  Secured  Notes
                  (the "Notes"), in the aggregate principal amount of $30 million to a group of insurance companies. The Notes were due January 15, 2002, and bear interest at 10.80%, payable quarterly. Annual principal repayments ranging from $1.35 million to $4.2 million were scheduled each January 15, through maturity of the Notes.

                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)


                  The Notes are collateralized equally and ratably with the indebtedness of the Company to Trust Company of the West [see
                  (b) and (c)] by a pledge of all of the outstanding capital stock of Henry Broadcasting Co. The agreement also provides for restrictions and limitations on certain additional indebtedness, liens, loans, contingent liabilities, capital expenditures, and lease obligations. Additionally, certain financial covenants must be met including covenants governing debt service, cash flow and ratio of debt to station cash flow. The Company was in violation of several of its loan covenants at June 30, 1996 and December 31, 1995 for which the lender has not granted waivers. As such, the loan has become due on demand. As of June 30, 1996, the Company is current with all scheduled principal payments (see Note 18).

         (b) Concurrently with the closing of the Merger, ARS has assumed a portion of two Revolving Loan Agreements. The Loans (the "Loans") are with Trust Company of the West and provide for restrictions and limitations on certain additional indebtedness, liens, loans, contingent liabilities, capital expenditures and lease obligations. Additionally, certain financial covenants must be met including covenants governing debt service, cash flow and ratio of debt to station cash flow.

                  One of the two Revolving Loan Agreements for a $7.7 million commitment of which ARS assumed $4.2 million is collateralized by all the assets of one of the stations not being acquired by ARS and certain officer-stockholder guarantees. This loan matured on June 30, 1995, and bears interest at Sanwa Bank's prime rate (8.25% at June 30, 2996 and 8.5% at December 31, 1995 and 1994) plus 1.375%. Interest payments are due quarterly. Semi-annual principal reductions were scheduled to begin December 31, 1992, however, aggregate principal payments of $4,200,000 were in arrears at June 30, 1996 and December 31, 1995 and aggregate principal payments of $3,010,909 were in arrears at December 31, 1994. At June 30, 1996 the entire loan balance would be classified as current.

         (c) The other of the two Revolving Loan Agreements assumed, discussed in (b) is an original commitment for $5.9 million, of which ARS assumed $3.57 million, collateralized equally and ratably with the Notes (see (a)) by all of the outstanding capital stock of Henry Broadcasting Co. This note matures on December 31, 1997 and bears interest at Sanwa Bank's prime rate (8.25% at June 30, 1996 and 8.5% at December 31, 1995 and
                  1994) plus 1.375%. Interest payments are due quarterly. Semi-annual principal reductions ranging from $40,000 to $1.52 million are scheduled to be paid through maturity. The Company was in violation of several of its loan covenants for this loan at June 30, 1996 and December 31, 1995 for which the lender has not granted waivers. As such, the loan has become due on demand. As of June 30, 1996 and December 31, 1995, the Company is current with all scheduled principal payments (see
                  Note 18).

         (d) On January 1, 1995, the Company assumed an $800,000 promissory note as part of the purchase of KRQC-FM (one of the stations not being acquired by ARS) from an affiliated company (refer to Note 6). The note is payable to Model Associates, Inc. and is personally guaranteed by Charlton Buckley, majority stockholder. The note is payable with interest only through April 1, 1996, payable quarterly at a rate of 7%. Thereafter, payments of principal and interest totaling $9,287.43 are payable monthly until April 1, 2006 at which time all remaining principal and accrued interest is due (see Note 18).


                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)



         Aggregate principal payments required on long-term debt for each of the succeeding five years ending June 30, are as follows (see Note 18):

                           Current                       Long-Term
                           -------                       ---------
1997                     $30,182,450                     $      --

1998                            --                            62,500

1999                            --                            67,019

2000                            --                            71,864

2001                            --                           526,167
                         -----------                     -----------

                         $30,182,450                     $   727,550
                         ===========                     ===========



NOTE 6 - RELATED PARTY TRANSACTIONS

         The loan from stockholder (see table below) bears interest at Sanwa Bank's prime rate (8.25% at June 30, 1996 and 8.5% at December 31, 1995 and 1994) plus 0.75%. Although the loan is due upon demand, the stockholder has agreed to forgo his right to demand payment during 1996. The loan is subordinated to the notes and loans referred to in
         Note 5(a) and (b). As a result of the Merger, the loan balance has been classified as current at June 30, 1996 (see Note 18). Subsequent to the closing of the Merger, ARS repaid the loan.

         Due to majority  stockholder to be assumed  includes the following (see
         Note 18):

[CAPTION]

                        June 30, 1996               December 31, 1995              December 31, 1994
                       ---------------             -------------------            ------------------

                    Current       Long-Term      Current        Long-Term      Current        Long-Term
                    -------       ---------      -------        ---------      -------        ---------

Loan Payable      $5,000,000      $   ---        $   ---         $5,000,000   $   ---        $5,000,000


         In addition to the lease commitments disclosed in Note 10, the Company leases two studio/office buildings, an AM tower, as well as various furnishings and equipment from the Company's majority stockholder on a month-to-month basis. The rental expense for these leases was $103,538 and $203,510 for the six months ended June 30, 1996 and 1995 and $413,590, $409,490 and $384,512 for the years ended December 31, 1995,
         1994 and 1993. The Company also pays the property taxes, insurance, maintenance and operating expenses related to these properties.

         On January 1, 1995, the Company purchased substantially all of the assets of radio station KROC-FM, licensed to Salinas, California from an affiliated company which is 100% owned by the majority

                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)



         stockholder of the Company (the "Affiliate"). The aggregate price of $968,500 included the assumption of an $800,000 promissory note payable to a third party.

         Included in corporate expense was a $500,000 cash bonus paid to the majority stockholder during the year ended December 31, 1995 and a $562,500 cash and $937,500 stock bonus (discussed in Note 14) paid to key employees during the six months ended June 30, 1996.

NOTE 7 - EMPLOYEE BENEFIT PLAN

         The Company adopted a Savings and Stock Plan (the "Plan") under Section 401(k) of the Internal Revenue Code. This Plan allows all employees who work at least 1,000 hours per year and older than 21 years of age to defer up to 15% of their income on a pre-tax basis through contributions to the Plan, limited to an annual maximum of $9,500 for 1996, $9,240 for 1995 and 1994 and $8,994 for 1993. The Company matches
         50% of every dollar the employee contributes up to 1% of their compensation. The Company contributed $23,871, $18,300, $40,200, $34,498 and $26,589 to the plan for the six months ending June 30, 1996 and 1995 and for the years ending December 31, 1995, 1994 and 1993, respectively.

         In addition, a contribution can be made into the Plan based upon a share of the station's profits. The level of this contribution is determined by Company management on an annual basis. No such contributions were made for the six months ended June 30, 1996 and for the years ended December 31, 1995, 1994 or 1993.

NOTE 8 - INCOME TAXES

         Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under the provisions of SFAS 109 an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized on the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the provisions of the tax laws in effect as of the date of these financial statements; the effects of future changes in tax laws or rates are not anticipated except as otherwise noted.

         Effective on January 1, 1987, the Company elected to be treated as a small business corporation ("S" Corporation) for both federal and state purposes pursuant to an election made under Section 1362 of the Internal Revenue Code by the sole stockholder of the Company. Consequently, the Company's profits and losses will be passed through directly to the stockholder for income tax purposes and the Company will accrue no liability for income taxes during the period the election remains in effect, except for those states charging "S" Corporations taxes based on income.

         The Company's income is currently subject to a 1 1/2% California tax on income apportioned to California. As a result of the low California tax rate, the Company has not reflected deferred taxes

                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)



         or benefits for any of its "S" Corporation activities. The Company has California net operating losses ("NOL") from calendar years 1987 through 1992 of approximately $1,000,000 and $3,890,000 at December 31, 1995 and 1994, respectively, available to offset future "S" Corporation income allocated to California. The NOL carryforwards at December 31, 1995 expire in 1997. The Company does not expect to have California taxable income sufficient to utilize any benefits from its California NOL's due to its "S" Corporation status; thus no benefit for these NOL's is reflected in the financial statements. The Company's 1995, 1994 and 1993 income tax liabilities were entirely eliminated through the utilization of approximately $1,100,000, $1,800,000 and $109,000 of NOL carryforwards, respectively.

         The Company has available to offset future federal "C" Corporation taxable income, NOL carryforwards of approximately $2,300,000, expiring in 2000 and investment tax credit carryovers of approximately $45,000 also expiring in 2000.

NOTE 9 - RENTAL INCOME

         Transmitter sites and transmitter facilities are leased to third parties who wish to utilize the Subcarrier Communication Authorization facility with terms, including renewal options, ranging from one to thirty years. Total rental income from these leases was $113,711, $28,800, $75,637, $50,400 and $48,000 for the six months ending June
         30, 1996 and 1995 and for the years ending December 31, 1995, 1994 and 1993, respectively. Following the Merger discussed in Notes 1A and 18, ARS assumed all rights and obligations under these agreements.

         The following is a schedule by years of future minimum rental  payments
         due  under   rental   agreements   that  have   initial  or   remaining
         non-cancelable terms in excess of one year as of June 30:




            1997                                      $ 70,100

            1998                                        57,600

            1999                                        63,360

            2000                                        69,120

            2001                                        69,120

            Thereafter                                 178,560
                                                      --------
                                                      $507,860
                                                      ========




                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)


NOTE 10 - LEASE COMMITMENTS

         Administrative and studio offices, office equipment, automobiles, news services, rating services and transmitter sites are leased with terms, including renewal options, ranging from one to eighteen years. Under most of the leasing arrangements, the Company pays the property taxes, insurance, maintenance and expenses related to the leased property.
         Total rental expense for operating leases was $209,170, $203,653, $407,305, $226,497 and $203,859 for the six months ending June 30 ,1996 and 1995 and for the years ending December 31, 1995, 1994 and 1993, respectively. Following the Merger discussed in Notes 1A and 18, ARS assumed all rights and obligations under these agreements.

         The following is a schedule by years of future minimum rental  payments
         required  under  operating   leases  that  have  initial  or  remaining
         noncancellable lease terms in excess of one year as of June 30:


          1997                                      $303,741

          1998                                       180,943

          1999                                       163,930

          2000                                       119,058

          2001                                        51,700

          Thereafter                                  77,700
                                                    --------
                                                    $897,072
                                                    ========

NOTE 11 - OTHER COMMITMENTS

         The Company has a five year contract with California State University, Fresno ("CSUF") for sports broadcast rights which expire in June, 1998. Annual fees of $112,000 (subject to yearly increases of 6%) are payable monthly through June, 1998. The Company also has a 20 year contract with CSUF for use of a skybox which expires in 2002. Annual fees of $20,000 are due each year through December 31, 2001. Following the Merger discussed in Notes 1A and 18, ARS assumed all rights and obligations under these agreements.

         The following is a schedule by years of future minimum payments required under these contracts as of June 30:


          1997                                       $184,958

          1998                                        159,398

          1999                                         20,000

          2000                                         20,000

          2001                                         20,000

          Thereafter                                   10,000
                                                     --------
                                                     $414,356
                                                     ========

                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)



NOTE 12 - CONTINGENCIES

         The Company was involved in litigation with the U.S. Tax Court regarding deductions taken during tax years 1987 through 1989. The case proceeded through the appeals level of the IRS, with a full settlement reached in September, 1994. Although certain deductions related to amortization of intangible assets were ultimately disallowed, the court decision had no adverse effect on the Company's business or financial position, due to the Company's S Corporation status.

NOTE 13 - DISTRIBUTION TO MAJORITY STOCKHOLDER

         The Company paid income taxes of $1,411,580 and $671,480 on behalf of the majority stockholder during the six months ended June 30, 1996 and the year ended December 31, 1995.

NOTE 14 - STOCK BONUS DISTRIBUTION

         During June 1996, 15 shares of the Company's $1 par common stock were issued to key employees as a bonus. The shares were valued at $937,500 on the date they were issued which was based on the fair market value of the Company determined by what ARS was relinquishing as their part of the merger. The entire $937,500 was included as compensation expense to those employees and included in general and administrative expenses for the six months ended June 30, 1996.

NOTE 15 - ACQUISITION OF KKDJ-FM

         On November 22, 1994, the Company purchased the assets, including FCC license, of KKDJ-FM for $1,725,000, plus closing costs of $15,611. The station, licensed to Fresno, California, is operated in combination with stations KMJ-AM and KSKS-FM. During purchase negotiations, the Company operated KKDJ-FM under a local marketing agreement (LMA) which commenced July 1, 1994. LMA fees totaling $184,810 are included in general and administrative expenses for the year ended December 31, 1994.

NOTE 16 - NET LIABILITIES (ASSETS) NOT SOLD OR ASSUMED

         As discussed in Note 1A, these financial statements principally reflect only the Henry Broadcasting Company assets, liabilities and results of operations of the stations merged with ARS. However, the intercompany and interdivisional transactions which would have been eliminated had the financial statements been prepared on a consolidated basis have resulted in intercompany balances with affiliated entities.


                       (See Accompanying Auditor's Report)

                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)


         In addition, certain assets, liabilities and results of operations of the stations being merged with ARS were not assumed by ARS, or were spun off into the new Corporation (Note 18), and certain debt not associated with those stations has been assumed by ARS.

         The following schedule sets forth those items mentioned above:


                                               June 30, 1996   December 31, 1995  December 31, 1994

Intercompany Accounts with Entities Spun Off   $ 19,128,700      $ 18,289,511      $ 15,920,214

Assets Not Acquired by ARS:
   Cash                                             (34,158)       (1,325,318)       (1,085,481)
   Investments                                         --          (2,722,997)       (8,456,500)
   Accounts Receivable, Net                      (4,233,683)       (4,446,611)       (3,869,288)
   Other Receivables                                (61,215)          (49,188)          (15,400)
   Prepaid Expenses                                (117,913)          (75,642)          (94,856)
   Property and Equipment,                         (635,030)         (646,318)         (637,807)
        Net of Accumulated
        Depreciation
   Other Assets                                      (1,383)           (1,383)             --

Liabilities Not Assumed by ARS:
   Accounts Payable and                             115,810           267,667           249,764
        Accrued Expenses
   Accrued Wages and                                357,804           452,657           439,654
        Commissions
   Due to Shareholder                               810,589           819,589           846,468
   Long-Term Debt (Current)                          19,348            18,181            16,055
   Long-Term Debt (Long-Term)                        23,856            33,831            52,012

Other Debt Assumed by ARS:
   Long-Term Debt (Current)                      (4,200,000)       (4,200,000)       (4,200,000)

Cumulative Intercompany Income (Expenses)
Allocated to Sold and Spun-Off
Entities:
   Rental Income                                     60,883           110,790              --
   Interest Income                                  342,218           330,438            23,076
   Corporate Expenses                            (1,894,560)       (1,350,556)         (855,655)
   Interest Expenses                             (2,406,004)       (2,354,892)       (2,151,498)
   Depreciation Expense                              (4,779)             --                --
   Other Expense                                   (517,769)         (517,769)         (517,769)
                                               ------------      ------------      ------------
   TOTAL NET LIABILITIES                       $  6,752,714      $  2,631,990      ($ 4,337,011)
   (ASSETS) NOT SOLD OR                        ============      ============      ============
   ASSUMED

                      (See Accompanying Auditor's Report)

                                      F-17



                           HENRY BROADCASTING COMPANY
                         NOTES TO FINANCIAL STATEMENTS -
                         SPECIAL FINANCIAL PRESENTATION
                       THREE YEARS ENDED DECEMBER 31, 1995
               SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)



NOTE 17 - RADIO STATION EXCHANGE

                  On November 21, 1995, the Company  exchanged the assets of its
                  Denver station KVOD-FM with an unrelated  broadcasting company
                  owning   radio   stations   KCTC-AM/KYMX-FM   in   Sacramento,
                  California.  The Company paid  $3,000,000 for the fixed assets and  FCC  license  of  the AM  station.  The  remaining  land, buildings,  equipment,  furnishings and intangible assets were swapped as an even  exchange.  No financial  statement gain or loss was  recognized by the Company in this  transaction.  The assets of KCTC-AM were recorded at the $3,000,000  price paid.
                  The remaining assets were recorded using the net book value of
                  KVOD-FM assets.


NOTE 18 - COMPANY MERGER

                  On March 21, 1996, the Company entered into a merger agreement with ARS  under  which  ARS would  continue  as the  surviving corporation.  Immediately  prior  to the  consummation  of the
                  Merger,  the Company spun off certain  assets and  liabilities
                  consisting   primarily  of  the   Company's   cash,   accounts
                  receivable,  the business  associated  with the  operations of
                  KDON-FM and KRQC-FM in Salinas,  California, the investment in the  Company's  subsidiary,  substantially  all  assets of the
                  Corporate  division,  and various  current  liabilities of the
                  Company  into a  newly-formed  corporation.  The  newly-formed corporation is 100% owned by the majority stockholder of Henry
                  Broadcasting Company.

                  FCC  approval  for transfer of the licenses was granted on May
                  16, 1996. The merger was consummated on July 3, 1996 at which time the stockholders conveyed all of the Company stock to ARS for approximately $110.4 million consisting of approximately
                  $64 million of ARS stock, $10.4 million in cash and the assumption of approximately $36 million of the Company's current and long-term debt (described in Notes 5 and 6).


                       (See Accompanying Auditor's Report)


                                      F-18

INDEPENDENT AUDITORS' REPORT

To BayCom Partners, L.P:

We have audited the accompanying consolidated balance sheets of BayCom Partners, L.P. (a limited partnership) and consolidated entities as of December 31, 1994 and 1995, and the related consolidated statements of operations, partners' capital, and cash flows for each of the three years in the period ended December
31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We  conducted  our  audits  in  accordance  with  generally   accepted  auditing
standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the  accounting  principles  used and  significant  estimates  made by management,  as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Partnership and consolidated entities at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As  emphasized  in Note 8 to the  financial  statements,  the  owners  of BayCom
Partners,  L.P. sold the assets of BayCom San Jose, L.P. and BayCom Oregon, L.P.
to American Radio Systems Corporation on August 1, 1996.

DELOITTE & TOUCHE LLP
Birmingham, Alabama
March 8, 1996
(August 1, 1996 as to Note 8)

                                      F-19




BAYCOM PARTNERS, L.P. AND CONSOLIDATED ENTITIES

CONSOLIDATED BALANCE SHEETS


                                                                              December 31,
ASSETS                                                              -------------------------------         June 30, 1996
                                                                         1994                1995            (Unaudited)

CURRENT ASSETS:
Cash and cash equivalents                                           $   902,646         $ 2,488,956           $ 1,689,783
Accounts receivable, less allowance for
   doubtful accounts of $165,000, $121,000
   and $70,000, respectively:
   Customers                                                          2,824,870           3,882,884             4,025,284
   Barter                                                               114,656             214,701               228,621
   Other                                                                 46,673              69,524
Prepaid expenses                                                         91,237              98,021               679,614
                                                                     ----------          ----------           -----------

         Total current assets                                         3,980,082           6,754,086             6,623,302
                                                                     ----------          ----------           -----------

PROPERTY AND EQUIPMENT:
   Land and land improvements                                           393,200
   Buildings                                                            489,100
   Broadcast equipment                                                1,766,595           1,471,326             1,777,887
   Studio equipment                                                     864,394           1,327,034             1,491,241
   Furniture and fixtures                                               368,388             582,880               613,298
   Leasehold improvements                                               160,548             340,005               340,005
   Computer equipment                                                   254,343             345,571               383,317
   Other equipment                                                      207,189             146,171               214,546
                                                                     ----------          ----------           -----------

         Total                                                        4,503,757           4,212,987             4,820,294

Less accumulated depreciation                                         1,443,820           1,640,981             1,978,913
                                                                     ----------          ----------           -----------


         Property and equipment, net                                  3,059,937           2,572,006             2,841,381
                                                                     ----------          ----------           -----------

OTHER ASSETS:
Intangible assets, net of accumulated
  amortization of $4,584,632, $7,219,117
  and $8,520,762, respectively (Note 2)                              11,741,787          17,827,078            16,563,470
Excess of cost over net assets acquired, net
  of accumulated amortization of $983,273,
  $1,748,473 and $2,186,854, respectively                            12,624,833          11,500,274            11,061,893
Deposits and other                                                       45,514             148,550               157,506
                                                                     ----------          ----------           -----------

         Total other assets                                          24,412,134          29,475,902            27,782,869
                                                                     ----------          ----------           -----------

TOTAL (Note 4)                                                      $31,452,153         $38,801,994           $37,247,552
                                                                    ===========         ===========           ===========

See notes to consolidated financial statements.



BAYCOM PARTNERS, L.P. AND CONSOLIDATED ENTITIES

CONSOLIDATED BALANCE SHEETS

                                                                              December 31,
LIABILITIES AND PARTNERS' CAPITAL                                   -------------------------------         June 30, 1996
                                                                         1994                1995            (Unaudited)


CURRENT LIABILITIES:
   Current maturities of long-term debt (Note 4)                    $    661,500         $   906,034           $ 1,311,020
   Accounts payable:
    Vendors                                                              566,395             386,008               358,595
    Barter                                                               132,008             210,563               166,366
   Accrued expenses:
    Interest (Note 4)                                                    123,785             438,013             1,125,289
    Other                                                                690,182             555,575               629,406
   Other liabilities                                                      40,790                                   100,860
                                                                     -----------         -----------           -----------

         Total current liabilities                                     2,214,660           2,496,193             3,691,536

LONG-TERM DEBT (Note 4)                                               20,680,000          26,616,350            25,920,855

CONTINGENT INTEREST (Note 4)                                           1,029,170           9,043,000            11,584,817
                                                                     -----------         -----------           -----------

         Total liabilities                                            23,923,830          38,155,543            41,197,208
                                                                     -----------         -----------           -----------

COMMITMENTS AND CONTINGENCIES
   (Note 5)

PARTNERS' CAPITAL (Note 6)                                             7,528,323             646,451            (3,949,656)
                                                                     -----------         -----------           -----------

TOTAL                                                                $31,452,153         $38,801,994           $37,247,552
                                                                     ===========         ===========           ===========


See notes to consolidated financial statements.


BAYCOM PARTNERS, L.P. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                                                       Six Months Ended
                                                            Years Ended December 31,                        June 30,
                                                --------------------------------------------   -----------------------------
                                                                                                    1995            1996
                                                    1993            1994            1995         (Unaudited)     (Unaudited)

NET REVENUES                                    $  6,176,611    $ 13,848,326    $ 16,960,695    $  8,170,453    $  8,241,336
                                                ------------    ------------    ------------    ------------    ------------
OPERATING EXPENSES:
     Operating expenses excluding
       depreciation and amortization and
       partnership general and administrative
       expenses                                    5,278,487      10,796,070      11,521,838       5,890,341       6,302,637
     Depreciation and amortization                 1,739,642       3,908,312       4,181,521       1,738,422       2,011,604
     Partnership general and administrative          525,742         745,520       1,055,818         581,749         440,621
                                                ------------    ------------    ------------    ------------    ------------

         Total operating expenses                  7,543,871      15,449,902      16,759,177       8,210,512       8,754,862
                                                ------------    ------------    ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS                     (1,367,260)     (1,601,576)        201,518         (40,059)       (513,526)
                                                ------------    ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE):
     Gain (loss) on disposition of assets            (49,279)       (211,680)      1,345,192                          16,945
     Interest income                                 133,187           6,396          55,645          19,637          34,691
     Interest expense                               (655,777)     (3,101,346)    (10,943,401)     (1,719,848)     (4,139,765)
     Other, net                                      (78,130)          5,412          (4,337)        436,710           5,548
                                                ------------    ------------    ------------    ------------    ------------

     Total other income (expense)                   (649,999)     (3,301,218)     (9,546,901)     (1,263,501)     (4,082,581)
                                                ------------    ------------    ------------    ------------    ------------

NET LOSS                                        $ (2,017,259)   $ (4,902,794)   $ (9,345,383)   $ (1,303,560)   $ (4,596,107)
                                                ============    ============    ============    ============    ============

See notes to consolidated financial statements.

BAYCOM PARTNERS, L.P. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL


                                         Total

BALANCE, JANUARY 1, 1994             $ 12,431,117

NET LOSS                               (4,902,794)
                                     ------------
BALANCE, DECEMBER 31, 1994              7,528,323

CAPITAL CONTRIBUTION                    2,638,511

CAPITAL REDEMPTION                       (175,000)

NET LOSS                               (9,345,383)
                                     ------------
BALANCE, DECEMBER 31, 995                 646,451

NET LOSS (Unaudited)                   (4,596,107)
                                     ------------
BALANCE, JUNE 30, 1996 (Unaudited)   $ (3,949,656)
                                     ============


See notes to consolidated financial statements

BAYCOM PARTNERS, L.P. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          December 31,                           June 30,
                                                              ----------------------------------------------------------------------
                                                               1993           1994           1995            1995            1996
                                                                                                         (Unaudited)     (Unaudited)
OPERATING ACTIVITIES:
   Net loss                                              $ (2,017,259)   $ (4,902,794)  $ (9,345,383)   $ (1,303,560)  $ (4,596,107)
   Adjustments to reconcile net
      loss to net cash provided by (used in) operating
      activities:
     Depreciation and amortization                          1,739,642       3,908,312      4,181,521       1,738,422      2,011,604
     Provision for bad debts                                   80,953         151,905        171,638          81,312         75,990
     (Gain) loss on sale or abandonment of assets, net         49,279         211,680     (1,345,192)                       (16,945)
     Barter (revenue) expense, net                            125,427        (140,659)       (13,524)       (111,121)       (58,116)
     Contingent interest provision                             79,167         950,003      8,013,830         475,000      2,541,817
     Changes in assets and liabilities provided (used)
       cash, net of effects of acquisitions of radio
       stations:
       Accounts receivable                                   (987,497)     (1,363,976)    (1,229,650)       (889,255)      (218,390)
       Other Assets                                            26,525         (48,052)      (132,671)        (40,169)      (521,025)
       Accounts Payable                                       205,016         305,065       (180,387)       (102,888)       (27,413)
       Other liabilities                                      433,422         433,701        271,535         179,390        928,319
                                                         ------------    ------------   ------------    ------------   ------------
       Net cash provided by (used in)
         operating activities                                (265,325)       (494,815)       391,717          27,131        119,734
                                                         ------------    ------------   ------------    ------------   ------------
INVESTING ACTIVITIES:
  Expenditures for property and equipment                    (297,570)       (768,004)      (940,102)       (252,081)      (607,305)
  Expenditures for intangible assets, net of financing costs (623,176)        (12,063)
  Proceeds from sale of radio station and property
       and equipment                                           15,093                      4,174,717                         16,945
  Acquisitions of radio stations                          (26,481,010)                   (10,591,354)    (10,591,354)
                                                         ------------    ------------   ------------    ------------   ------------
       Net cash used in investing activities              (27,386,663)       (780,067)    (7,356,739     (10,843,435)      (590,360)
                                                         ------------    ------------   ------------    ------------   ------------
FINANCING ACTIVITIES:
  Proceeds from long-term debt                             19,850,000       2,583,000      9,203,492       9,203,492
  Principal payments on long-term debt and capital
    leases                                                 (4,517,750)       (873,750)    (3,115,671)       (460,500)      (290,511)
  Expenditures for financing costs                           (822,775)       (106,156)                                      (38,036)
  Capital contributions                                    13,386,639                      2,638,511      2,638,511
  Capital redemption                                                                        (175,000)
                                                         ------------    ------------   ------------    ------------   ------------
       Net cash provided by (used in)
         financing activities                              27,896,114       1,603,094      8,551,332      11,381,503       (328,547)
                                                         ------------    ------------   ------------    ------------   ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                            244,126         328,212      1,586,310         565,199       (799,173)
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD                                                   330,308         574,434        902,646         902,646      2,488,956
                                                         ------------    ------------   ------------    ------------   ------------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD                                                 $    574,434    $    902,646   $  2,488,956    $  1,467,845   $  1,689,783
                                                         ============    ============   ============    ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION -
  Cash paid during the year for interest                 $    433,548    $  1,902,437   $  2,482,639    $  1,536,425   $    844,318
                                                         ============    ============   ============    ============   ============

See notes to consolidated financial statements

BAYCOM PARTNERS, L.P. AND CONSOLIDATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - The consolidated financial statements included the accounts of BayCom Partners, L.P. ("Partners") and its consolidated entities BayCom San Jose, L.P. ("San Jose") and BayCom Oregon, L.P. ("Oregon")(collectively the "Partnership"). In consolidation, Partners' investments in San Jose and Oregon are eliminated against the appropriate partnership's equity. All significant intercompany balances and transactions have been eliminated (see Note 3).

The Partnership operates two FM radio stations in both San Jose, California and Portland, Oregon. The Partnership sells advertising to national, regional and local customers and extends credit based on evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Partnership monitors its exposure for credit losses and maintains allowances for anticipated losses.

As discussed in Note 3, on July 27, 1995 the Partnership sold KSJX-AM to an unrelated third party. Summarized unaudited financial data of KSJX-AM for the year ended December 31, 1995 and the six months ended June 30, 1995 were as follows:


                                              December 31, 1995   June 30, 1995

Net revenues                                       $475,647         $386,398
                                                   ========         ========
Operating expenses excluding depreciation and
  amortization and Partners' general and
  administrative expenses                          $305,074         $258,816
                                                   ========         ========
 Operating income before depreciation and
  amortization and Partners' general and
  administrative expenses                          $170,573         $127,582
                                                   ========         ========

Also as discussed in Note 3, on October 18, 1995 the Partnership sold KUPL-Am to an outside party. KUPL-Am was an AM simulcast with no significant operating revenues or expenses.

Unaudited Interim Information - In the opinion of management, the financial statements for the unaudited periods presented include all adjustments necessary for a fair presentation in accordance with generally accepted accounting principles, consisting solely of normal recurring accruals and adjustments. The results of operations and cash flows for the six months ended June 30, 1995 and 1996 are not necessarily indicative of results which would be expected for a full year.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Accounting Policies - In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" ("SFAS 121"). SFAS 121 addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 was adopted effective January 1, 1996. The impact of SFAS 121 did not have a material impact on the Partnership's results of operations, liquidity or financial position.

Cash and Cash Equivalents - Cash and cash equivalents include cash on hand and cash on deposit with financial institutions with original maturities of less than three months.

Property and Equipment and Intangible Assets - Property and equipment is stated at cost. Depreciation is computed principally using accelerated methods and rates based on estimated useful lives of 5 to 15 years for broadcast equipment, 5 years for studio equipment, 31.5 years for buildings, 15 years for land improvements, 7 years for furniture and fixtures and 5 to 11 years for other equipment.

Intangible assets are stated at cost less accumulated amortization and are amortized on a straight-line basis over the estimated useful life of the asset.

On an ongoing basis, management evaluates the recoverability of the net carrying value of property and equipment and intangible assets by reference to the Partnership's anticipated future cash flows generated by those assets and comparison of carrying value to management's estimate of fair value.

Excess of Cost Over Net Assets Acquired - Costs in excess of net assets acquired are amortized on a straight-line basis over 15 to 40 years. Amortization expense was $78,628, $900,719, $908,245, $450,360 (unaudited) and $438,381 (unaudited), for the years ended December 31, 1993, 1994 and 1994 and for the six month periods ended June 30, 1995 and 1996, respectively.

Income Taxes - Taxable income of the Partnership is includable in the income tax returns of the partners. Accordingly, no provision is made for income taxes in the accompanying consolidated financial statements.

Revenue Recognition - Radio advertising revenues are recognized when the related advertisements are broadcast.

Barter Transactions - The Partnership barters unsold advertising time for products or services. All barter transactions are reported at the estimated fair value of the produce or service received. Barter revenue is reported when advertising is broadcast, and merchandise or services received is reported when received or used.

Reclassifications - Reclassifications of certain prior period amounts were made for comparative purposes.

2. INTANGIBLE ASSETS

Intangible assets consist of the following and are being amortized over the indicated periods:

                                              December 31,                    June 30,
                                    -------------------------------            1996
                                          1994               1995           (Unaudited)

Customer lists                         $1,141,078       $ 1,141,078         $ 1,141,078                  5 years
Noncompete agreement                    7,250,000         7,250,000           7,250,000                3-5 years
Format premium                            729,858           729,858             729,858                  5 years
FCC licenses                            5,386,000        13,259,700          13,259,700              15-25 years
Financing costs                           928,931           928,931             962,765                  7 years
Other                                     890,552         1,736,628           1,740,831      6 months - 17 years
                                      -----------       -----------         -----------

Total                                  16,326,419        25,046,195          25,084,232
Less Accumulated
  amortization                          4,584,632         7,219,117           8,520,762
                                      -----------       -----------         -----------
Total                                 $11,741,787       $17,827,078         $16,563,470
                                      ===========       ===========         ===========

Amortization expense related to intangible assets was $1,187,793, $2,538,716, $2,679,095, $1,077,518 (unaudited) and $1,301,644 (unaudited) for the years ended Decmber 31, 1993, 1994 and 1995 and the six month periods ended June 30, 1995 and 1996, respectively.

3. INVESTMENTS IN LIMITED PARTNERSHIPS

In 1991, Partners entered into a limited partnership agreement that created San Jose, with Partners as the 99% limited partner. The remaining 1% of San Jose is owned by BCSJ Management, Inc. ("BCSJ"), the general partners and a corporation wholly-owned by certain members of Partners' management. Net profits and losses are allocated 99% to Partners and 1% to BCSJ provided the allocation of net losses does not cause Partners' capital account to have a deficit. Should the maximum amount of net losses be allocated to Partners, then any excess net loss will be allocated to BCSJ. Any subsequent net profit would be allocated to Partners to the extent of previously allocated net losses. In December 1991, San Jose purchased two radio stations for $5,438,000. During 1995, San Jose sold one of the stations for net proceeds of $2,180,824 and recorded a gain on the transaction of $1,577,886. Also, in 1995, San Jose acquired substantially all the assets of another radio station for $10,591,354. The acquisitions have been treated as purchases for accounting purposes. The cost of the 1995 acquisition has been allocated to the assets based on their fair values as follows:


FCC licenses                                         $ 8,226,000
Property and equipment                                   708,729
Excess of cost over net assets acquired                  810,998
Pre-sold advertising contracts                           296,560
Favorable contracts                                      189,036
Other intangibles                                        360,031
                                                     -----------
         Total purchase price paid in cash           $10,591,354
                                                     ===========

The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition had occurred as of January 1, 1994 and 1995 after giving effect to certain adjustments, including depreciation and amortization of assets and interest expense on debt incurred to fund the acquisition. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of January 1, 1994 and 1995 or of results which may occur in the future.

                                        Year Ended
                                       December 31,
                         ---------------------------------------
                             1994                        1995

Net revenues             $17,344,001                 $16,929,454
                         ===========                 ===========
Net loss                 $(5,268,342)                $(9,984,384)
                         ============                ============

In April 1993, Partners entered into a limited partnership agreement that created Oregon with Partners as the 99% limited partner. The remaining 1% of Oregon is owned by BCO Management, Inc. ("BCO"), the general partner and a corporation wholly-owned by certain members of Partners' management. Net profits and losses are allocated 99% to Partners and 1% to BCO provided the allocation of net losses does not cause Partners' capital account to have a deficit. Should the maximum amount of net losses be allocated to Partners then any excess net loss will be allocated to BCO. Any subsequent net profits would be allocated to Partners to the extent of previously allocated net losses. During 1993, Oregon acquired substantially all the assets of three radio stations. During 1995, Oregon sold one of the stations for net proceeds of $1,988,000 and recorded a loss on the transaction of $244,315.

The minority interest in each of the above partnerships is not significant and is not presented for consolidated financial statement purposes.

4. LONG-TERM DEBT

Long-term debt and capitalized lease obligations are as follows:


                                                            December 31,           June 30,
                                                  --------------------------        1996
                                                       1994          1995       (Unaudited)

Notes payable:
  FINOVA loan agreement (prime plus 2.5%)          $12,908,500   $17,450,000   $17,175,000
  ALTA subordinated promissory notes (10%)           5,850,000     7,401,494     7,401,494
  Triad subordinated promissory notes (15%)          1,878,615     1,878,615     1,878,615
  ALTA subordinated promissory notes (15%)             704,385       704,385       704,385
  Capitalized lease obligations                                       87,890        72,381
                                                   -----------   -----------   -----------

Total                                               21,341,500    27,522,384    27,231,875
Less current maturities                                661,500       906,034     1,311,020
                                                   -----------   -----------   -----------
Long-term debt and capitalized lease obligations   $20,680,000   $26,616,350   $25,920,855
                                                   ===========   ===========   ===========


On June 30, 1995, the Partnership renegotiated an $18,000,000 loan and security agreement (the "Loan Agreement") with FINOVA Capital Corporation. At December 31, 1994 and 1995, and June 30, 1996, the balance outstanding under the Loan Agreement was $12,908,500, $17,450,000 and $17,175,000 (unaudited), respectively. The principal is payable in quarterly installments of varying amounts until July 1, 2000, with a final payment due on December 8, 2000. Interest accrues on the outstanding principal balance at a rate of prime (8.5% at both December 31, 1994 and 1995 and 8.25% at June 30, 1996) plus 2.5% and is payable quarterly. The Loan Agreement contains restrictive covenants which require the Partnership and its properties to meet minimum annual operating cash flows and limit the amounts of annual capital expenditures, operating lease payments and overhead expenses. At December 31, 1995, the Partnership was in violation of certain of these covenants; an appropriate waiver has been obtained from the lender. Commencing on January 1, 1996, the lender has the option to request a partial prepayment of the loan based on a percentage of excess cash flow, as defined in the loan agreement. The loan is collateralized by the Partnership's real and personal property and other Partnership interests.

On June 30, 1005, the Partnership renegotiated its subordinated promissory note agreements (the "Subordinated Notes") with Alta Subordinated Debt Partners, L.P. ("ALTA"), which provided for total subordinated notes of $7,401,494. The Subordinated Notes are due December 31, 2001 and bear a fixed interest rate of 10% payable quarterly. Additionally, the Subordinated Notes bear contingent interest, which is due upon payment of the outstanding principal. The contingent interest on these notes will depend on future cash flows and will ultimately be determined at between 10% to 15% of the Partnership's net equity value, as defined. Management has based its estimate of contingent interest on what it considers the most likely occurrences and a desire to be in a fully accrued position. The accrual for contingent interest includes management's best estimates of the Partnership's net equity value. The estimates are based on an analysis of the Partnership's current and future operations and include valuations by independent appraisers which utilize cash flow multiples currently available in the radio broadcasting market. It is reasonably possible that those estimates of future operations or cash flow multiples utilized, or both, will change in the near term. As a result, the amounts the Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the accrual for contingent interest. An accrual for contingent interest has been recorded for $1,029,170, $9,043,000 and $11,584,517 (unaudited) at December 31, 1994 and 1995 and June 30, 1996, respectively. Interest expense recognized for contingent interest is $79,167, $950,003, $8,013,830, $475,000 (unaudited) and $2,541,817 (unaudited) for the years ended December 31, 1993, 1994, and 1995 and the six month periods ended June 30, 1995 and 1996, respectively. The Subordinated Notes contain certain restrictive covenants which require the Partnership to meet a minimum annual operating cash flow and to maintain a certain ratio of operating cash flow to debt service. The covenants also limit the amount of annual capital expenditures and partnership overhead expenses. At December 31, 1995, the Partnership was in violation of certain of these covenants; an appropriate waiver has been obtained from the lender. The notes are collateralized by substantially all of the assets of the Partnership and such security interest is subordinate to the senior debt described previously.

During 1994, the Partnership entered into additional subordinated promissory note agreements (the "Additional Notes") totaling $2,583,000, which are due December 31, 2001. These Additional Notes bear interest at a rate of 10% for amounts outstanding one year or less and increase to a rate of 15% on amounts outstanding greater than one year. Interest is due in full upon payment of the outstanding principal. Triad Capital Management, Inc. ("Triad") (formerly CableSouth, Inc.) a 99% limited partner, is the holder of $1,878,615 of the Additional Notes. Interest expense for interest to Triad has been recorded for $81,934, $239,401, $105,455 (unaudited) and $161,094 (unaudited) for the years ended December 31, 1994 and 1995 and for the six month periods ended June 30, 1995 and 1996, respectively. An accrual for interest to Triad has been recorded of $81,934, $321,335, $482,249 (unaudited) and $187,389 (unaudited) at December
31, 1994 and 1995 and June 30, 1995 and 1996, respectively. The remaining $704,385 of the Additional Notes is held by ALTA. Interest expense for interest to ALTA for the Additional Notes has been recorded for $28,024, $88,654, $39,879 (unaudited) and $59,722 (unaudited) for the years ended December 31, 1994 and 1995 and for the six month periods ended June 30, 1995 and 1996, respectively. An accrual for interest to ALTA for the Additional Notes has been recorded for $28,024, $116,678, $67,903 (unaudited) and $176,400 (unaudited) at December 31,
1994 and 1995 and June 30, 1995 and 1996, respectively.

Long-term debt at June 30, 1996 is scheduled to mature as follows:

  Six Months Ending December 31, 1996 (unaudited)              $   625,510

  Years Ending December 31:
         1997                                                    1,416,020
         1998                                                    1,590,850
         1999                                                    1,745,000
         2000                                                   11,870,000
         2001                                                    9,984,495
                                                               -----------
Long-term debt                                                 $27,231,875
                                                               ===========

The carrying values of the Loan Agreement with FINOVA Capital Corporation and capitalized lease obligations approximate their fair value at December 31, 1995. Management does not believe it is practicable to estimate the fair value of the ALTA Subordinated Notes because quoted market prices do not exist for these financial instruments and they do not have similar characteristics to other financial instruments which do have quoted market prices. The Additional Notes due Triad and ALTA have a fair value of $3,735,956 at December 31, 1995. The fair value of this debt was estimated using a discounted cash flow analysis, based on the borrowing rate currently available to the Partnership for bank loans with similar terms and average maturities.

5. COMMITMENTS AND CONTINGENCIES

The Partnership leases office facilities, transmitter sites and various items of equipment under noncancelable operating leases. Many of these lease agreements have renewal options. Generally, under the terms of some agreements, the Partnership is required to pay taxes, insurance and normal maintenance costs.

Future minimum lease payments for operating leases with remaining noncancelable lease terms of more than one year are as follows:

  Six Months Ending December 31, 1996 (unaudited)               $   238,102
  Years Ending December 31:
         1997                                                   $   428,522
         1998                                                       420,205
         1999                                                       408,015
         2000                                                       412,427
         2001                                                       411,508
  Later years                                                     1,858,502
                                                                 ----------
Future minimum lease payments                                   $ 4,177,281
                                                                ===========

Total rent expense was $294,233,  $400,922,  $505,398,  $209,703 (unaudited) and
$212,459 (unaudited) for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996, respectively. Sublease rental income was $38,696, $40,200 and $34,400 (unaudited) for the years ended December 31, 1994 and 1995 and the six month period ended June 30, 1995. There was no sublease rental income for the six months ended June 30, 1996.

At June 30, 1996 the Partnership had committed to purchase radio listening rating, news information and other services. Future obligations under such commitments are as follows:


Six months ending December 31, 1996 (unaudited)          $  293,935
Years ending December 31:
  1997                                                      582,973
  1998                                                      620,164
                                                         ----------
Total                                                    $1,497,072
                                                         ==========

Total expense under these commitments was $184,659, $427,255, $550,875, $267,440 (unaudited) and $303,502 (unaudited) for the years ended December 31, 1993, 1994, 1995 and the six month periods ended June 30, 1995 and 1996, respectively.

The Partnership has also entered into music license agreements extending through December 1996. Fees are based on a percentage of adjusted net revenue as defined in the agreements. Music license fees of $158,334, $413,071, $476,752, $237,306
(unaudited) and $250,658 (unaudited) are included in operating expenses for the years ended December 31, 1993, 1994 and 1995 and the six month periods ended June 30, 1995 and 1996, respectively.

San Jose has an employment and deferred compensation agreement with an officer of San Jose providing for deferred compensation to be paid this officer based on a percentage of the increase in estimated net worth of the FM radio stations in San Jose, as defined in the agreement. The percentage applied in the calculation of deferred compensation is based on a vesting schedule contained in the agreement. The officer has no vested benefits as of June 30, 1996. Compensation expense and an accrual for deferred compensation has been recorded for $100,000 (unaudited) for the six month period ended June 30, 1996. Vesting is accelerated to 100% upon the sale of the stations.

6. PARTNERS' CAPITAL

Net profits and losses of Partners are allocated 99% to Triad, the limited partner, and 1% to M&C Management, Inc. ("M&C"), the general partner, provided the allocation of net losses does not cause Triad's capital account to have a deficit. Should the maximum amount of net losses be allocated to Triad, then any excess net loss will be allocated to M&C. Any subsequent net profits would be allocated to M&C to the extent of previously allocated net losses.

7. EMPLOYEE BENEFIT PLANS

Effective January 1, 1994, the Partnership adopted and began participation in the Triad and Affiliates 401(k) Retirement Plan for employees who elect to participate and meet certain eligibility requirements. Plan expenses are paid by the Partnership. Under the Plan, eligible employees may contribute up to 15% of their annual compensation. The Partnership's contributions are discretionary. No employer contributions were made for the years ended December 31, 1995 and 1994.

8. SUBSEQUENT EVENT

On August 1, 1996, the Partnership sold substantially all of the tangible and intangible assets of the Partnership to American Radio Systems Corporation for approximately $103 million. In connection with the sale, the debt discussed in
Note 4 was retired, including payment of $11,584,817 of contingent interest, and deferred compensation was paid to the officer of San Jose in the amount of $660,000 as discussed in Note 5. American Radio Systems Corporation assumed certain obligations under the agreements discussed in Note 5.

                                    * * * * *

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                       American Radio Systems Corporation
                                  June 30, 1996
                                 (in thousands)

                                                                                           Adjustments
                                                                                           For Current                   Pro
                                                                  Historical               Acquisitions                 Forma
                                                                  ----------               ------------                 -----

ASSETS
Cash and cash equivalents.......................................   $149,175                 $(43,608)   (d)             $105,567
Accounts receivable, net........................................     32,028                                               32,028
Other current assets............................................      5,577                       149   (a)                5,726
Property and equipment, net.....................................     45,739                    39,000   (a)               84,739
Station investment notes........................................     41,377                                               41,377
Goodwill, net...................................................     97,442                    94,050   (a)              191,492
FCC licenses, net...............................................     58,231                   117,000   (a)              175,231
Other intangible assets, net....................................     22,212                                               22,212
Deposits and other assets.......................................     25,438                   (9,882)   (d)               15,556
Restricted cash.................................................     18,000                  (18,000)   (d)
Net assets held under exchange agreement - net  ................     46,825                                               46,825
                                                                   --------                  --------                   --------
         Total..................................................   $542,044                  $178,709                   $720,753
                                                                   ========                  ========                   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities, excluding
     current portion of long-term debt..........................     21,411                        59   (a)               21,470
Deferred income taxes...........................................     10,240                    34,650   (a)               44,890
Other long-term liabilities.....................................      1,843                                                1,843
Long-term debt, including current portion.......................    175,086                    80,000   (b)              255,086
Stockholders' equity............................................    333,464                    64,000   (c)              397,464
                                                                   --------                  --------                   --------
     Total......................................................   $542,044                  $178,709                   $720,753
                                                                   ========                  ========                   ========

- -----------------------------------------------------

(a) To record the fair value of property and equipment, FCC licenses, goodwill and other assets and liabilities acquired as a result of the Henry acquisition and the BayCom acquisition based on preliminary appraisals or management estimates. Management does not expect actual amounts to vary materially following the final appraisals.

(b) To record borrowings under the credit agreement to consummate the BayCom acquisition.

(c) To record the issuance of 1,879,034 shares of Class A Common Stock to consummate the Henry acquisition.

(d) To record the cash consideration and disbursement of amounts held in escrow for the Henry and BayCom acquisitions, including the payoff of approximately $35.9 million of debt assumed in the Henry acquisition.




              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       American Radio Systems Corporation

                          Year Ended December 31, 1995
                    (Amounts in thousands, except share data)

                                                                     Adjustments              Adjustments
                                                                  For Prior Acquisition        For Current              Pro
                                                    Historical            (a)                 Acquisitions (d)         Forma
                                                    ----------    ---------------------       ----------------         -----

Net revenues..................................     $   97,772        $     10,463            $    37,089          $   145,324
Operating expenses............................         67,048               7,294                 20,993               95,335
Depreciation and amortization.................         12,364               1,588 (b)             10,931 (e)           24,883
Corporate general and administrative
expenses......................................          3,908 (g)              --                     --                3,908
                                                   ----------          ----------            -----------          -----------
Operating income..............................         14,452               1,581                  5,165               21,198
                                                   ----------          ----------            -----------          -----------

Other (income) expense:
    Interest expense - net....................        10,062                1,260 (c)              7,088 (f)           18,410
    Gain on disposal of assets, net...........       (11,544)                                                         (11,544)
                                                   ----------          ----------            -----------          -----------
         Total other (income)
         expense..............................        (1,482)               1,260                  7,088               (6,866)
                                                   ----------          ----------            -----------          -----------
Income (loss) before income taxes............          15,934                 321                 (1,923)              14,332
Provision (benefit) for income taxes.........           6,829                 137                   (827)               6,139
                                                   ----------          ----------            -----------          -----------

Net income (loss) ...........................           9,105                 184                 (1,096)               8,193
    Preferred Stock and Series C Common Stock
    dividends...................                         (815)                                                           (815)
                                                   ----------          ----------            -----------          -----------
Net income  applicable to common
stockholders................................       $    8,290          $      184            $    (1,096)         $     7,378
                                                   ==========          ==========            ===========          ===========

Net income per common share.................       $     0.66                                                     $      0.58
                                                   ==========          ==========                                 ===========
Weighted average common shares
outstanding.................................       12,645,556                                                      12,645,556
                                                   ==========          ==========                                 ===========

- -------------------------------------------------------------------------------------

(a)        To reflect the operations of the Hartford acquisition.
(b)        To record estimated depreciation and amortization for the Hartford acquisition.
(c)        To reverse interest income recorded on Hartford acquisition station investment note.
(d)        To reflect the operations of the Henry and  BayCom acquisitions.  The BayCom operations excludes the operations of KSJX-AM which was sold during 1995.
(e)        To record estimated depreciation and amortization for the Henry and BayCom acquisitions.
(f)        To record interest expense on borrowings under the credit agreement to consummate the BayCom acquisition.
(g)        Corporate expenses of the prior owners have not been carried forward into the pro forma financial information as those costs represent the cost of duplicative facilities and compensation to owners and/or executives not retained by the
           Company.  Because the Company maintains a separate corporate headquarters which provides to all stations services substantially similar to those represented by these costs, they are not expected to recur following acquisition.  The
           Company believes that it has existing management capacity sufficient to provide such services without incurring incremental costs.



              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       American Radio Systems Corporation

                         Six Months Ended June 30, 1996
                    (Amounts in thousands, except share data)


                                                             Adjustments              Adjustments
                                                              For Prior               For Current                 Pro
                                             Historical    Acquisition (a)          Acquisitions (d)             Forma
                                             ----------    ---------------          ----------------            -------

Net revenues...............................   $   61,426      $   4,117              $    20,648              $    86,191
Operating expenses.........................       45,696          2,594                   11,751                   60,041
Depreciation and amortization..............        4,839            662  (b)               5,466  (e)              10,967
Corporate general and administrative
expenses...................................        2,340 (g)         --                       --                    2,340
                                              ----------      ---------               ----------              -----------
Operating income...........................        8,551            861                    3,431                   12,843
                                              ----------      ---------               ----------              -----------

Other (income) expense:
    Interest expense - net.................        5,323          1,350  (c)               3,490  (f)              10,163
    Loss on disposal of assets, net........           36             --                                                36
                                              ----------      ---------               ----------              -----------
         Total other (income)
         expense...........................        5,359          1,350                    3,490                   10,199

Income (loss) before income taxes..........        3,192           (489)                     (59)                   2,644
Provision (benefit) for income taxes.......        1,436           (220)                     (27)                   1,189
                                              ----------      ---------               ----------              -----------

Net income (loss)..........................        1,756           (269)                     (32)                   1,455
    Preferred Stock dividends..............         (134)            --                       --                     (134)
                                              ----------      ---------               ----------              -----------
Net income (loss) applicable to common
stockholders...............................   $    1,622      $    (269)              $      (32)             $     1,321
                                              ==========      =========               ==========              ===========


Net income per common share................         0.09                                                      $      0.07
                                              ==========                                                      ===========
Weighted average common shares
outstanding................................   19,025,668                                                       19,025,668
                                              ==========                                                      ===========

- ---------------------------------------------------------------------
(a)        To reflect the operations of the Hartford acquisition.
(b)        To record estimated depreciation and amortization for the Hartford acquisition.
(c)        To reverse interest income recorded on Hartford acquisition station investment note.
(d)        To reflect the operations of the Henry and BayCom acquisitions.
(e)        To record estimated depreciation and amortization for the Henry and BayCom acquisitions.
(f)        To record interest expense on borrowings under the credit agreement to consummate the BayCom acquisition.
(g)        Corporate expenses of the prior owners have not been carried forward into the pro forma financial information as those costs represent the cost of duplicative facilities and compensation to owners and/or executives not retained by the
           Company.  Because the Company maintains a separate corporate headquarters which provides to all stations services substantially similar to those represented by these costs, they are not expected to recur following acquisition.  The
           Company believes that it has existing management capacity sufficient to provide such services without incurring incremental costs.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN RADIO SYSTEMS CORPORATION
                                         (Registrant)



                                    By: /s/ Justin D. Benicasa
                                        Justin D. Benincasa
                                        Vice President and Chief Accounting
                                        Officer

Date:  September 13, 1996